EXHIBIT 5.1

[j2 GLOBAL, INC. LETTERHEAD]

June 10, 2014

Board of Directors

j2 Global, Inc.

6922 Hollywood Boulevard

Suite 500

Los Angeles, CA 90028

Gentlemen:

I am familiar with the proceedings taken by j2 Global, Inc., a Delaware corporation (the “Company”), in connection with the adoption of a holding company form of organizational structure that resulted in the Company becoming the successor issuer to j2 Cloud Services, Inc. (formerly j2 Global, Inc.).

I have examined, among other things:

•	A Post-Effective Amendment to the following Registration Statements on Form S-8 as proposed to be filed by the Company with the Securities and Exchange Commission:

•	333-149641;

•	333-64986;

•	333-135340;

•	333-87504;

•	333-55402;

•	333-31064; and

•	such records and documents as I have deemed necessary in order to express the opinions hereinafter set forth.

Based upon the foregoing, I am of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Delaware. I am also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that when the Shares to be issued by the Company pursuant to (i) the JFAX.COM, Inc. Amended and Restated 1997 Stock Option Plan, (ii) the JFAX Communications, Inc. (j2 Global Communications, Inc.) Amended and Restated 1997 Stock Option Plan, (iii) the j2 Global, Inc. 2001 Employee Stock Purchase Plan, (iv) the j2 Global Communications, Inc. Second Amended and Restated 1997 Stock Option Plan, (v) the j2 Global Communications, Inc. Second Amended and Restated 1997 Stock Option Plan and (vi) the j2 Global, Inc. 2007 Stock Plan have been delivered by the Company as specified in the Plans, said Shares will be validly issued and outstanding, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

/S/ JEFFREY D. ADELMAN
Name:	Jeffrey D. Adelman
Title:	Vice President, General Counsel and Secretary j2 Global, Inc.